UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

Carolina Financial Corporation (Exact name of registrant as specified in its charter)

Delaware	000-19029	57-1039637
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

288 Meeting Street, Charleston, South Carolina	29401
Address of principal executive offices	Zip Code

843.723.7700

Registrant's telephone number

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On August 6, 2014, CresCom Bank, the wholly-owned subsidiary of Carolina Financial Corporation (the “Company”), entered into a Purchase and Assumption Agreement with First Community Bank, the wholly-owned subsidiary of First Community Bancshares, Inc. of Bluefield, Virginia, for the purchase of 13 branches located in South Carolina and southeast North Carolina. The 13 branches currently have deposit totals of approximately $230 million. A copy of the press release describing the transaction is attached to this filing as Exhibit 99.1. Subject to regulatory approval and the satisfaction of customary closing conditions, the transaction is expected to close in the fourth quarter of 2014.

The foregoing description of the agreements relating to this transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement and accompanying documents, attached as Exhibits 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 7, 2014, the Company released an investor presentation related to the branch acquisition. A copy of the presentation is attached hereto as Exhibit 99.2 and is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for any purpose.

Item 8.01 Other Events

On August 7, 2014, the Company issued a news release relating to the branch acquisition. A copy of the news release is attached hereto as Exhibit 99.1 and is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for any purpose.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are included with this report:

Exhibit No.	Exhibit Description
99.1	News Release, dated August 7, 2014, issued by Carolina Financial Corporation
99.2	Investor Presentation
99.3	Purchase and Assumption Agreement, dated as of August 6, 2014, by and between First Community Bank and CresCom Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carolina Financial Corporation

By:	/s/ William A. Gehman III
William A. Gehman III
Chief Financial Officer

Date: August 7, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	News Release, dated August 7, 2014, issued by Carolina Financial Corporation
99.2	Investor Presentation
99.3	Purchase and Assumption Agreement, dated as of August 6, 2014, by and between First Community Bank and CresCom Bank